Exhibit 99.1

RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT (the "Rescission Agreement") is made and entered into this 16 day of November, 2007, by and between PSPP Holdings, Inc., a Nevada corporation (hereinafter “PSPP"), and UC HUB Group, Inc. a Nevada corporation (hereinafter “UCHUB”), and eSafe, Inc., a Nevada corporation (hereinafter “ESAFE”), hereinafter collectively or individually referred to as the “Parties” or “Party,” respectively.

Whereas, the Parties hereto previously entered into and executed that certain Acquisition Agreement dated the 10th day of April, 2006 (the "Acquisition Agreement"), a copy of which is annexed hereto as Exhibit "A" and by this reference made a part hereof; and

Whereas, UCHUB, et. al., filed an action in the Unites States District Court, Central District of California, Western Division, on October 18, 2007 entitled action number CV07-6776 AHM (SSx) (“The Action”); and

Whereas, the Parties hereto now desire to settle their dispute(s) by rescinding the Acquisition Agreement to the extent that, if at all, the agreement ever had any validity, and to revoke the terms and conditions set forth therein and transfer and return to their prior respective owners all assets and property that may have been transferred pursuant to the terms of the Acquisition Agreement.

Now, Therefore, for and in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the Parties as follows:

1. The Parties to this Rescission Agreement hereby individually and jointly agree that the Acquisition Agreement to the extent that, if at all, it ever had any validity, shall be rescinded and deemed null and void, and that all terms, conditions, covenants, representations and warranties contained in said Acquisition Agreement shall terminate immediately and shall be deemed null and void and of no further effect whatsoever.

2. UCHUB agrees that as consideration for the execution of this Rescission Agreement, it shall: (a) relinquish and forever waive any ownership claim or right to the 22,890,936 shares of PSPP common stock issued to the shareholders of UCHUB or their designees pursuant to the terms of the Acquisition Agreement; and (b) to delivered forthwith to PSPP said shares, medallion guaranteed, with a notarized third party release, and notarized corporate resolution from UCHUB.

3. UCHUB also agree that as consideration for the execution of this Rescission Agreement, it shall cause the Wilcox Family Partners, LP (“WFP”) to: (a) relinquish and forever waive any ownership claim or right to the 1,000,000 shares of PSPP’s series A preferred stock called for to be issued to the WFP or their designees pursuant to the terms of the Acquisition Agreement; and (b) cause Lehman and Eilen, the escrow agent to the August 16, 2007 escrow agreement between the WFP and PSPP, to return the share certificate to Piedmont Properties (“Piedmont”).

PSPP
UCHUB
ESAFE

  4. PSPP also agrees that as consideration for the execution of this Rescission Agreement, it shall: (a) relinquish and forever waive any ownership claim or right to the ESAFE capital stock that was delivered to PSPP as consideration for the issuance of PSPP preferred and common stock pursuant to the terms of the Acquisition Agreement; and to delivered forthwith to UCHUB said shares, medallion guaranteed, with a notarized third party release, and notarized corporate resolution from PSPP.

  5. All Parties to this Rescission Agreement hereby agree that any and all assets, property, securities or items of value that may have been assigned or transferred pursuant to the terms of the Acquisition Agreement are to be, immediately upon the execution of this Rescission Agreement, transferred and reconveyed to the respective Parties that assigned and/or transferred such items under the terms of the Acquisition Agreement. Notwithstanding the foregoing, all assets or ESAFE now existing or contemplated to exist, whether existing at the time of the Acquisition Agreement, including but not limited to its bank account(s), accounts receivable, customers, contracts, agreements, letters of intent, shall remain the property of ESAFE.

  6. All Parties to this Rescission Agreement hereby agree and acknowledge that there have been no new classes of stock authorized by PSPP since the effective date of the Acquisition Agreement and that the current number of outstanding shares of PSPP’s preferred stock is exactly 1,000,000 shares and that the current number of outstanding shares of PSPP’s common stock is 64,449,364. Furthermore, PSPP understands and acknowledges that certain shares were previously issued to ESAFE individuals, by KYLE as President of PSPP, and PSPP hereby acknowledges that these shares will not be cancelled on the books of the corporation and are free trading, and unencumbered to the extent that are exempt from registration under Rule 144 of the Securities and Exchange Commissions Rules and Regulations.

  7. All Parties to this Rescission Agreement hereby agree and acknowledge that no other debts, except those accounts payable which are in the normal course of business, have been incurred by on or behalf of PSPP.

  8. Immediately after the execution of this Rescission Agreement, PSPP Board of Directors shall consist of only the following individuals: Kyle Gotshalk, Cherish Adams, Thom Archbold, Ryan Decker and Frank Tavella.

  9. Immediately after the execution of this Rescission Agreement, PSPP Directors shall consist of only the following individuals: Kyle Gotshalk as President and CEO, Cherish Adams as Secretary and Treasurer, and Frank Tavella as Vice President.

  10. All Parties hereto shall bear their respective costs and expenses associated with all previous agreements, including but not limited to the Acquisition Agreement and this Rescission Agreement.

PSPP
UCHUB
ESAFE

  11. This Rescission Agreement shall be binding upon and for the benefit of the Parties hereto and their respective general and limited partners, corporate parents, subsidiaries, affiliates, officers and directors, attorneys, agents, representatives, predecessors in interest, shareholders, successors and assigns.

  12. Each Party hereto warrants that no promise, inducement or agreement not expressed herein has been made to it in connection with this Rescission Agreement, and that this Rescission Agreement constitutes the entire agreement between the Parties herein named. It is expressly understood and agreed that this Rescission Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of all of the Parties to this Rescission Agreement. Each Party hereto hereby agrees and acknowledges that it will make no claim at any time or place that this Rescission Agreement has been orally altered or modified or otherwise changed by oral communication of any kind or character.

  13. Should any provision of this Rescission Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this Rescission Agreement, but, rather, the Rescission Agreement shall be construed as if it did not contain the illegal part, and the rights and obligations of the Parties shall be construed and enforced accordingly.

  14. This Rescission Agreement, its contents, and any dispute arising therefrom, shall be construed in accordance with the laws of the State of California as applied to transactions taking place wholly in California between California residents. The Parties each agree that Los Angeles County, California is the only proper venue for any judicial, administrative or arbitration proceedings arising out of or in connection with this Rescission Agreement, and each Party irrevocably submits to the jurisdiction of the state and federal courts of Los Angeles County, California.

  15. Should any Party to this Rescission Agreement resort to legal proceedings to enforce this Rescission Agreement, the prevailing Party in such legal proceeding shall be awarded, in addition to such other relief as may be granted, attorneys' fees and costs incurred in connection with such proceeding.

  16. This Agreement sets forth the Parties' mutual rights and obligations with respect to this Rescission Agreement. It is intended to be the final, complete, and exclusive statement of the terms of the Parties' agreement regarding these subjects. This Rescission Agreement supersedes all other prior and contemporaneous agreements and statements on these subjects, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements.

  17. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" shall mean any individual, corporation, partnership, trust or other entity.

PSPP
UCHUB
ESAFE

  18. The rights and remedies provided by this Rescission Agreement are cumulative, and the exercise of any right or remedy by a Party hereto, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive that Party's right to exercise any or all other rights and remedies. This Rescission Agreement will inure to the benefit of the Parties and their successors and assigns.

  19. The failure of any Party, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Rescission Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance.

  20. This Rescission Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and may be delivered in original or by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such part can be seen, and in such case the facsimile execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties agree to deliver an original of this Rescission Agreement as well as any facsimile, telecopy or other reproduction hereof subsequent to the Effective Date.

  21. Any notice, request, consent or approval required or permitted to be given under this Rescission Agreement or pursuant to law shall be sufficient if it is in writing, and if and when it is hand delivered or sent by certified mail, with postage prepaid, to the other Party.

  22. The Parties hereto represent and warrant that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, partnership, firm or corporation whatsoever any claims, debt, liability, demand, obligation, cost, expense, action or causes of action covered by this Rescission Agreement, and each Party acknowledges and agrees that this warranty and representation is an essential and material term of this Rescission Agreement without which none of the consideration received in connection herewith would have been made or delivered. The foregoing warranty and representation shall survive the delivery of this Rescission Agreement, and each of the Parties hereto shall indemnify and hold the others harmless from any claims, demands or actions which have been assigned or transferred, or purported to have been assigned or transferred, in violation of the foregoing representation and warranty.

  23. Each individual signing this Rescission Agreement on behalf of any corporation, limited liability or entity represents and warrants that he has the right, power, legal capacity and authority to enter into and perform each of the obligations specified under this Rescission Agreement, and that no further approval or consent of any person, board of directors, shareholders or entities is necessary for them to enter into and perform each of the obligations under this Rescission Agreement.

  24. The Parties hereto affirmatively represent the fact that they have been represented herein and throughout by legal counsel of their own choosing. The Parties further represent that they have read this Rescission Agreement, understand the terms used herein, and the consequences hereof.

PSPP
UCHUB
ESAFE

  25. All of the Parties hereto shall fully and timely do all acts and execute, return and furnish all documents necessary or convenient to effectuate the terms and provisions of this Rescission Agreement

IN WITNESS WHEREOF the undersigned have executed this Rescission Agreement to be effective as of the date set forth above.

PSPP Holdings, Inc. By: _____________________ Name: Kyle Gotshalk Title: Authorized Agent By: _____________________ Name: Cherish Adams Title: Authorized Agent	eSafe, Inc.	UC HUB Group, Inc. By: _____________________ Name: Larry Wilcox Title: Authorized Agent By: _____________________ Name: Larry Wilcox Title: Authorized Agent

PSPP
UCHUB
ESAFE